Exhibit 99

For Immediate Release

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks	Main Street Banks
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS TO PRESENT AT SANDLER O’NEILL & PARTNERS

2003 FINANCIAL SERVICES CONFERENCE

ATLANTA, November 6, 2003 – Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Edward C. Milligan, chairman and chief executive officer, will present at the Sandler O’Neill & Partners 2003 Financial Services Conference in Palm Beach Gardens, Florida on Thursday, November 13 at 3:05 p.m. ET.

The presentation slides and the live audio webcast will be available through Main Street’s web site at www.mainstreetbank.com.  A replay of the presentation will also be made available for approximately thirty days at the same address within one hour of the presentation.

About Main Street

Main Street Banks, Inc., a $1.9 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 24 banking centers located in eighteen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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